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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


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                                   FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): August 17, 1998




                       UNIVERSAL HOSPITAL SERVICES, INC.
                       ---------------------------------
            (Exact name of registrant as specified in its charter)


        Minnesota                    0-20086                   41-0760940
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(State or other jurisdiction       (Commission                (IRS Employer
    of incorporation)              File Number)             Identification No.)



1250 Northland Plaza, 3800 West 80th Street, Bloomington, Minnesota   55431-4442
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       (Address of principal executive offices)                       (Zip Code)


 Registrant's telephone number, including area code:       (612) 893-3200
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                                Not Applicable
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         (Former name or former address, if changed since last report)
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Item 2.  Acquisition or Disposition of Assets.
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          On August 17, 1998, Universal Hospital Services, Inc., a Minnesota
          corporation (the "Company") acquired all of the outstanding capital stock of Patient's Choice Healthcare, Inc., an Ohio corporation ("PCH") pursuant to a Stock Purchase Agreement dated as of August 7, 1998, by and among the Company and the shareholders of PCH (the "Stock Purchase Agreement"). As a result of this acquisition, the Company obtained the ongoing business of PCH, including rights under and to PCH's ongoing customer and supplier leases and contracts as well as PCH's inventory and equipment. Prior to this transaction, the Company was not affiliated with PCH and the Stock Purchase Agreement was negotiated at arms' length. The purchase price for the capital stock of PCH was $14,600,000 less (i) approximately $2,700,000 of outstanding indebtedness of PCH that was repaid or assumed by the Company and (ii) approximately $1,300,000 held in escrow for approximately one year to fund certain indemnification obligations of PCH described in the Stock Purchase Agreement. The purchase price was determined through negotiations by the parties and was paid in cash from (i) the proceeds of a $6,000,000 investment by an affiliate of J.W. Childs Associates, L.P., the owner of approximately 83% of the Company's common stock, in 6,000 shares of fully paid and nonassessable Series A 12% Cumulative Convertible Accruing Paid-in-Kind Preferred Stock of the Company, par value $.01 per share (the "Series A Preferred Stock"), and (ii) borrowings under the Company's $50 million Credit Agreement dated as of February 25, 1998 among the Company, Heller Financial, Inc., a Delaware corporation and Bankers Trust Company, as administrative agent (the "Credit Agreement"). A complete description of the Series A Preferred Stock and a copy of the Credit Agreement, as amended, have been attached as exhibits to the Company's reports filed with the Securities and Exchange Commission.

          A copy of the Stock Purchase Agreement is attached hereto as Exhibit 2.1.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.
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          (a) Financial Statements of Business Acquired
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              It is impracticable to provide the required financial statements of PCH at this time. These financial statements will be provided in an amendment to this Current Report on Form 8-K as soon as practicable, but not later than October 31, 1998.

          (b) Pro Forma Financial Information
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              It is impracticable to provide the required pro forma financial information relative to the acquisition of PCH at this time. The pro forma financial

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              information will be provided in an amendment to this Current
              Report on Form 8-K as soon as practicable, but not later than October 31, 1998.

          (c) Exhibits
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              Exhibit No.   Description
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               2.1          Stock Purchase Agreement dated as of August 7, 1998,
                            by and among Universal Hospital Services, Inc., a Minnesota corporation, and the shareholders of Patient's Choice Healthcare, Inc., an Ohio corporation, named therein

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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 1998        UNIVERSAL HOSPITAL SERVICES, INC.


                                /s/ David E. Dovenberg
                               -------------------------------------
                               David E. Dovenberg
                               President and Chief Executive Officer

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                               INDEX TO EXHIBITS



Exhibit
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Number    Item
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2.1       Stock Purchase Agreement dated as of August 7, 1998, by and among
          Universal Hospital Services, Inc., a Minnesota corporation, and the shareholders of Patient's Choice Healthcare, Inc., an Ohio corporation, named therein

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